                                                                    Exhibit 23.2

                       Consent of Independent Accountants

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of Hub International Limited of our reports dated March 12, 2002 and February 26, 2001 relating to the financial statements of Kaye Group Inc., which reports appear in the Registration Statement on Form S-1 (No. 333-84734). We also consent to the references to us under the heading "Experts" in such Registration Statement on Form S-1 (No. 333-84734).



/s/ PricewaterhouseCoopers LLP
New York, New York
June 17, 2002